                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                  -------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 AMENDMENT NO. 1

       Date of Report (Date of earliest event reported): November 23, 1998




                             TREGA BIOSCIENCES, INC.
               (Exact Name of Registrant as Specified in Charter)




         DELAWARE                  0-27972             51-0336233
     (State or Other            (Commission          (IRS Employer
     Jurisdiction of            File Number)       Identification No.)
     Incorporation)




       9880 CAMPUS POINT DRIVE, SAN DIEGO, CA              92121
      (Address of Principal Executive Offices)          (Zip Code)




                                 (619) 410-6500
              (Registrant's telephone number, including area code)

        This Current Report on Form 8-K/A Amendment No. 1 is made to the Current Report on Form 8-K originally filed by Trega Biosciences, Inc. on December 7, 1998 with respect to the acquisition of NaviCyte, Inc. (the "Form 8-K"). Terms defined in the Form 8-K are used herein as so defined.

Item 7. Financial Statements and Exhibits

        A. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

        The report of independent auditors, the audited balance sheets of NaviCyte as of September 30, 1998 and the related audited statements of operations, net capital deficiency and cash flows for the twelve months ended September 30, 1998 are filed as a part of this report.

        B. PRO FORMA FINANCIAL INFORMATION.

        An unaudited pro forma combined balance sheet as of September 30, 1998 and unaudited pro forma combined statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998, giving effect to the Merger as of September 30, 1998 for the pro forma combined balance sheet and for the year ended December 31, 1997 and the nine months ended September 30, 1998 for the pro forma combined statements of operations, are filed as a part of this report.

        C. EXHIBITS.

        23.1 Consent of Ernst & Young LLP, Independent Auditors.

                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


        Dated: February 4, 1999


                                        TREGA BIOSCIENCES, INC.



                                        By /s/  Michael G. Grey
                                           -------------------------------------
                                           Michael G. Grey
                                           President and Chief Executive Officer


                                        By /s/  Gerard A. Wills
                                           -------------------------------------
                                           Gerard A. Wills
                                           Chief Financial Officer

                                                                       ITEM 7.A.


                              Financial Statements

                                 NaviCyte, Inc.

                               September 30, 1998
                       with Report of Independent Auditors

                                 NaviCyte, Inc.

                              Financial Statements

                          Year ended September 30, 1998


                                    CONTENTS

Report of Independent Auditors..................................1

Audited Financial Statements

Balance Sheet...................................................2
Statement of Operations.........................................3
Statement of Shareholder's Deficit..............................4
Statement of Cash Flows.........................................5
Notes to Financial Statements...................................6

                         Report of Independent Auditors



The Board of Directors
NaviCyte, Inc.

We have audited the accompanying balance sheet of NaviCyte, Inc. as of September 30, 1998 and the related statements of operations, shareholder's deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NaviCyte, Inc. at September 30, 1998 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                         ERNST & YOUNG LLP


San Diego, California
December 18, 1998

                                 NaviCyte, Inc.

                                  Balance Sheet

                               September 30, 1998


ASSETS
Current assets:
  Cash and cash equivalents                                                     $  46,524
  Accounts receivable, net of allowance for doubtful accounts of $28,600          111,380
  Inventories                                                                      45,282
  Other current assets                                                             11,453
                                                                                ---------
Total current assets                                                              214,639

Property and equipment, net                                                        89,439
Intangible and other assets, net                                                   84,625
                                                                                ---------
                                                                                $ 388,703
                                                                                =========

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Accounts payable and accrued expenses                                         $ 231,579
  Due to officers                                                                  60,000
  Current portion of obligations under capital  leases and equipment
    notes payable                                                                  17,863
  Deferred revenue                                                                478,666
                                                                                ---------
Total current liabilities                                                         788,108

Obligations under capital leases and equipment notes
  payable                                                                           4,898

Shareholder's deficit
  Common stock, $0.01 par value, 10,000,000 shares authorized,
    4,000,000 shares issued and outstanding at September 30, 1998                  40,000
  Additional paid-in capital                                                      717,616
  Deferred compensation                                                          (485,921)
  Accumulated deficit                                                            (675,998)
                                                                                ---------
Total shareholder's deficit                                                      (404,303)
                                                                                ---------
                                                                                $ 388,703
                                                                                =========



See accompanying notes.

                                 NaviCyte, Inc.

                             Statement of Operations

                          Year ended September 30, 1998


License and royalty revenue                  $   408,548
Simulation revenue                               170,000
Product sales, net                               417,903
Screening revenue                                107,813
Other                                             83,938
                                             -----------
Total revenue                                  1,188,202

Cost of goods sold                              (617,511)
                                             -----------
Gross profit                                     570,691

Operating expenses:
  Research and development                       303,431
  Selling, general and administrative            832,256
                                             -----------
Total operating expenses                      (1,135,687)
                                             -----------
Net loss                                     $  (564,996)
                                             ===========



See accompanying notes.

                                 NaviCyte, Inc.

                       Statement of Shareholder's Deficit

                          Year ended September 30, 1998



                                        COMMON STOCK                  ADDITIONAL                                           TOTAL
                                    --------------------------         PAID-IN         DEFERRED          ACCUMULATED   SHAREHOLDER'S
                                      SHARES          AMOUNT           CAPITAL       COMPENSATION          DEFICIT        DEFICIT
                                    ---------------------------------------------------------------------------------------------
Balance at September 30, 1997       4,000,000        $  40,000        $ 189,904        $(137,748)        $(111,002)     $ (18,846)

  Deferred compensation                    --               --          527,712         (527,712)               --             --

  Amortization of deferred
    compensation                           --               --               --          179,539                --        179,539

  Net loss                                 --               --               --               --          (564,996)      (564,996)
                                    ---------------------------------------------------------------------------------------------

Balance at September 30, 1998       4,000,000        $  40,000        $ 717,616        $(485,921)        $(675,998)     $(404,303)
                                    =============================================================================================



See accompanying notes.

                                 NaviCyte, Inc.

                             Statement of Cash Flows

                          Year ended September 30, 1998


OPERATING ACTIVITIES
Net loss                                                                    $(564,996)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation and amortization                                                29,052
  Amortization of deferred compensation                                       179,539
  Change in operating assets and liabilities:
    Accounts receivable                                                       (18,143)
    Inventory                                                                 (17,139)
    Other assets                                                              (63,242)
    Accounts payable and accrued expenses                                      47,965
    Deferred revenue                                                          478,666
                                                                            ---------
Net cash provided by operating activities                                      71,702

INVESTING ACTIVITIES
Purchases of property and equipment                                           (24,051)
                                                                            ---------
Net cash used in investing activities                                         (24,051)

FINANCING ACTIVITIES
Principal payments on obligations under capital leases and equipment
  notes payable                                                               (18,873)
                                                                            ---------
Net cash used in financing activities                                         (18,873)
                                                                            ---------

Net increase in cash and cash equivalents                                      28,778

Cash and cash equivalents at beginning of year                                 17,746
                                                                            ---------
Cash and cash equivalents at end of year                                    $  46,524
                                                                            =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                                               $   3,518
                                                                            =========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Capital lease obligations entered into for equipment                        $   8,156
                                                                            =========



See accompanying notes.

                                 NaviCyte, Inc.

                          Notes to Financial Statements

                               September 30, 1998


1. ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION AND BUSINESS

NaviCyte, Inc. (the "Company") was incorporated in the State of Delaware on September 19, 1996. The Company is an enabling technology drug selection company that designs and develops proprietary systems, disposable devices, cell based products, automation hardware and simulation software which can predict human processing of potential new therapeutic compounds. The Company markets its services by partnering with pharmaceutical and biotechnology companies and by providing marketed products to pharmaceutical, biotechnology, veterinary, agricultural companies and laboratories.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

Non-refundable license fees and milestone payments are recognized when received as the Company has no other performance obligations. Simulation revenue is recognized over the contract period based upon the completion of milestones. Screening revenue is recorded as earned, generally ratably, as research and development activities are performed under the terms of the contract. Payments received in excess of amounts earned are deferred. Revenue from product sales are recognized upon shipment.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a remaining maturity of less than three months when purchased to be cash equivalents.

                                 NaviCyte, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories are recorded at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT

Property and equipment, including equipment under capital leases and equipment notes payable, are stated at cost and depreciated over the estimated useful lives of the assets (three to seven years) or the term of the related lease, using the straight-line method. Amortization of assets acquired under capital leases is included in depreciation expense.

INTANGIBLE AND OTHER ASSETS

Licensed technology and patent rights are amortized using the straight-line method over five to ten years.

STOCK-BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related Interpretations ("APB 25") in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, Accounting for Stock-Based Compensation ("Statement 123") requires use of option valuation models which the Company believes were not developed for use in valuing employee stock options.

Under APB 25, when the exercise price of the Company's employee stock options equals the fair value of the underlying stock on the date of grant, no compensation expense is recognized.

NEW ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, Reporting Comprehensive Income, which is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in

                                 NaviCyte, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING STANDARDS (CONTINUED)


which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. The Company does not believe that comprehensive income or loss will be materially different than net income or loss.

3.  BALANCE SHEET INFORMATION

INVENTORIES

Inventories consist of the following at September 30, 1998:

Raw materials                                   $   986
Finished goods                                   44,296
                                                -------
                                                $45,282
                                                =======

PROPERTY AND EQUIPMENT

Property and equipment consist of the following at September 30, 1998:

Furniture and equipment                                               $ 118,634
Less accumulated depreciation and amortization                          (29,195)
                                                                      ---------
                                                                      $  89,439
                                                                      =========

INTANGIBLE AND OTHER ASSETS

Intangible and other assets consist of the following at September 30, 1998:

Licensed technology                                      $ 55,000
Patents                                                    40,000
                                                         --------
                                                           95,000
Less accumulated amortization                             (10,375)
                                                         --------
                                                         $ 84,625
                                                         ========

                                 NaviCyte, Inc.

4. COMMITMENTS

LEASES

The Company leases a facility under an operating lease agreement that expires in May 2000. Rent expense was $25,326 for the year ended September 30, 1998. Additionally, the Company leases certain equipment under operating leases with initial terms in excess of one year.

Annual future minimum lease obligations, including property and equipment under capital leases, as of September 30, 1998 are as follows:

                                                    OPERATING     CAPITAL
                                                     LEASES        LEASES
                                                    ---------------------
1999                                                 $29,342      $19,865
2000                                                  17,854        5,086
2001                                                       -          290
                                                    ---------------------
Total minimum lease payments                        $ 47,196       25,241
                                                    ========
Less amount representing interest                                  (2,480)
                                                                 --------
Total present value of minimum payments                            22,761
Less current portion                                              (17,863)
                                                                 --------
Non-current portion                                              $  4,898
                                                                 ========

At September 30, 1998, cost and accumulated amortization of property and equipment under capital leases was $51,116 and $21,885, respectively.

5. SHAREHOLDER'S EQUITY

COMMON STOCK

In October 1996, the Company issued 4,000,000 shares of common stock at a price of $0.01 per share to the founder of the Company in exchange for certain technology rights, including patents which were valued at $40,000.

                                 NaviCyte, Inc.

5. SHAREHOLDER'S EQUITY (CONTINUED)

STOCK OPTIONS

In February 1997, the Company adopted the 1997 Stock Option/Stock Issuance Plan ("the Plan"), under which 2,950,000 shares of common stock, as amended, are reserved for issuance of stock and stock options granted by the Company. The Plan provides for the grant of incentive and nonstatutory options. The exercise price of incentive stock options must equal at least the fair value of the common stock on the date of grant, and the exercise price of nonstatutory stock options may be no less than 85% of the fair value of the common stock on the date of grant. The Plan allows for the fair value of the common stock to be determined by the Board of Directors. The fair value of the common stock as determined by the Board of Directors is $.01 per share. The options generally vest over a four year period and expire ten years after the date of grant.

A summary of the Company's stock option activity and related information is as follows:

                                                  YEAR ENDED
                                               SEPTEMBER 30, 1998
                                           ---------------------------
                                                      WEIGHTED-AVERAGE
                                           OPTIONS    EXERCISE PRICE
                                           ---------------------------
Outstanding at beginning of period         1,826,000        $.01
  Granted                                    467,000         .01
  Exercised                                        -           -
  Forfeited                                        -           -
                                           --------------------------
Outstanding at end of period               2,293,000        $.01
                                           ==========================

Vested                                       983,096
                                           =========

The exercise prices for all options outstanding as of September 30, 1998 was $0.01. The weighted-average remaining contractual life of those options is approximately 9 years.

At September 30, 1998, options for 657,000 shares were available for future grant.

                                 NaviCyte, Inc.

5. SHAREHOLDER'S EQUITY (CONTINUED)

STOCK OPTIONS (CONTINUED)

Pro forma information regarding net income or loss is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value of these options was estimated at the date of grant using the minimum value (derived from the Black-Scholes model) option pricing model with the following weighted average assumptions in 1998: risk-free interest rate of 5.5%; dividend yield of 0%, and a weighted-average life of the option of five years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma loss for the year ended September 30, 1998 is $616,344. The weighted-average deemed fair value for financial statement presentation purposes of the options granted in 1998 is $1.13. As noted above, the deemed fair value of the common stock was determined using more appropriate accounting techniques for financial statement presentation purposes.

Through September 30, 1998, the Company recorded deferred compensation for the difference between the exercise price of options granted and the deemed fair value for financial statement presentation purposes of the Company's common stock at the date of issuance or grant. The deferred compensation will be amortized over the vesting period of the related options which is generally four years. Gross deferred compensation at September 30, 1998 totaled $665,460, and related amortization expense totaled $179,539 for the year ended September 30, 1998.

6. INCOME TAXES

At September 30, 1998, the Company had federal income tax net operating loss carryforwards of approximately $308,000.

The federal tax loss carryforwards will begin to expire in 2013 unless previously utilized.

                                 NaviCyte, Inc.

6. INCOME TAXES (CONTINUED)

Significant components of the Company's deferred tax assets are shown below. A valuation allowance of $121,000 has been recognized to offset the deferred tax assets as realization of such assets is uncertain.

                                                                     SEPTEMBER 30,
                                                                         1998
                                                                      ---------
Deferred tax assets:
  Net operating loss carryforwards                                    $ 108,000
  Other, net                                                             13,000
                                                                      ---------
Total deferred tax assets                                               121,000
Valuation allowance for deferred tax assets                            (121,000)
                                                                      ---------
Net deferred tax assets                                               $      --
                                                                      =========

7. SUBSEQUENT EVENT

In November 1998, the Company was acquired by Trega Biosciences, Inc. ("Trega") for 1,428,000 shares of Trega common stock and assumption of options to purchase 1,072,000 shares of Trega common stock with a total combined value of approximately $6,275,000 and approximately $210,000 in cash.

8. YEAR 2000 (UNAUDITED)

Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, in approximately one year, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements.

Subsequent to the Company being acquired by Trega, the Company developed a plan to modify its information technology in recognition of the year 2000 issue. The plan calls for updating existing software and hardware to newer versions that incorporate corrections to eliminate the problem. All of the updating will be done in the normal course of business during 1998 and 1999 at minimal incremental cost. The Company does not expect the year 2000 issue and the plan to resolve it to have a significant impact on its operations.

                                                                       ITEM 7.B.




                                   Pro Forma

                             Financial Information

                             TREGA BIOSCIENCES, INC.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                                 BALANCE SHEETS

                               September 30, 1998

                                 (in thousands)

                                                                                     PRO FORMA
                                                                                     ADJUSTMENTS
                                                     TREGA             NAVICYTE        FOR THE           PRO FORMA
                                                   HISTORICAL        HISTORICAL      TRANSACTION          COMBINED
                                                   ---------------------------------------------------------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                         $  2,953         $     47         $   (210)(c)        $  2,790
  Short-term investments                               7,582               --               --               7,582
  Accounts receivable                                     --              111               --                 111
  Inventory                                               --               45               --                  45
  Other current assets                                 1,407               12               --               1,419
                                                   ---------------------------------------------------------------
        Total current assets                          11,942              215             (210)             11,947

Property and equipment, net                            4,292               89               --               4,381
Intangible and other assets                            2,032               85            6,253 (c)           8,370
                                                                                          (350)(f)            (350)
                                                   ---------------------------------------------------------------
                                                    $ 18,266         $    389         $  5,693            $ 24,348
                                                   ===============================================================

LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable                                  $  1,981         $    232         $    450 (e)        $  2,663
  Accrued compensation                                   569               60               --                 629
  Deferred revenue                                     4,050              479             (350)(f)           4,179
  Other accrued liabilities                              954               --               --                 954
  Current portion of debt obligations                  1,005               18               --               1,023
                                                   ---------------------------------------------------------------
        Total current liabilities                      8,559              789              100               9,448

Deferred rent                                            139               --               --                 139
Obligation under capital leases                          144                4               --                 148
Long-term equipment note payable                       1,942               --               --               1,942
Long-term notes payable                                   34               --               --                  34

Stockholders' equity (deficit):
  Common stock                                            14               40              (39)(a)              15
  Additional paid-in capital                          73,327              718            5,470 (c)          79,515
  Deferred compensation                                 (774)            (486)             486 (g)            (774)
  Common stock issuable                                   16               --               --                  16
  Accumulated deficit                                (65,135)            (676)             676 (b)         (65,135)
                                                                                        (1,000)(d)          (1,000)
                                                   ---------------------------------------------------------------
        Total stockholders' equity (deficit)           7,448             (404)           5,593              12,637
                                                   ---------------------------------------------------------------
                                                    $ 18,266         $    389         $  5,693            $ 24,348
                                                   ===============================================================


See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                            TREGA BIOSCIENCES, INC.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF OPERATIONS

                          Year ended December 31, 1997

                     (in thousands, except per share data)


                                                                                 PRO FORMA
                                                                                ADJUSTMENTS
                                                TREGA         NAVICYTE             FOR THE          PRO FORMA
                                             HISTORICAL      HISTORICAL          TRANSACTION         COMBINED
                                             -----------------------------------------------------------------
Revenues                                     $  7,764         $  1,188            $     --            $  8,952
Cost of revenues                                 (341)            (618)                 --                (959)
                                             -----------------------------------------------------------------
Gross profit                                    7,423              570                  --               7,993

Operating expenses:
  Research and development                     14,819              303                  --              15,122
  Selling, general and administrative           4,346              832                 625 (a)           5,803
                                             -----------------------------------------------------------------
                                              (19,165)          (1,135)               (625)            (20,925)
                                             -----------------------------------------------------------------
Loss from operations                          (11,742)            (565)               (625)            (12,932)
Gain on sale of MPS                             1,255               --                  --               1,255
Interest income, net                            1,115               --                  --               1,115
                                             -----------------------------------------------------------------
Net loss                                     $ (9,372)        $   (565)           $   (625)           $(10,562)
                                             =================================================================

Loss per share data:
Basic and diluted loss per share             $   (.69)                                                $   (.70)
                                             ========                                                 ========

Shares used in computing basic and
  diluted net loss per share                   13,603                                1,428 (b)          15,031
                                             ========                             ============================


(a) Adjustment to reflect the twelve-month amortization of developed technology based on the allocation of the assumed purchase price in the September 30, 1998 pro forma balance sheet for NaviCyte, Inc.

(b) Adjustment to the average common shares outstanding for the elimination of NaviCyte's shares and the issuance of 1,428,000 shares of Trega common stock.

The above pro forma combined statement of operations does not include a $1.0 million in-process technology charge to be recorded by Trega in conjunction with the acquisition for the estimated fair value of the in-process technology of NaviCyte.


See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                             TREGA BIOSCIENCES, INC.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF OPERATIONS

                      Nine months ended September 30, 1998

                      (in thousands, except per share data)


                                                                                  PRO FORMA
                                                                                 ADJUSTMENTS
                                              TREGA            NAVICYTE            FOR THE            PRO FORMA
                                            HISTORICAL        HISTORICAL         TRANSACTION          COMBINED
                                            -------------------------------------------------------------------
Revenues                                     $  7,217         $  1,016            $     --            $  8,233
Cost of revenues                                   --             (462)                 --                (462)
                                            -------------------------------------------------------------------
Gross profit                                    7,217              554                  --               7,771

Operating expenses:
  Research and development                     13,533              288                  --              13,821
  Selling, general and administrative           3,619              743                 469(a)            4,831
                                            -------------------------------------------------------------------
                                              (17,152)          (1,031)               (469)            (18,652)
                                            -------------------------------------------------------------------
Loss from operations                           (9,935)            (477)               (469)            (10,881)
Interest income, net                              429               --                  --                 429
                                            -------------------------------------------------------------------
Net loss                                     $ (9,506)        $   (477)           $   (469)           $(10,452)
                                            ==================================================================

Loss per share data:
Basic and diluted loss per share             $   (.68)                                                $   (.68)
                                             ========                                                 ========

Shares used in computing basic and
  diluted net loss per share                   13,948                                1,428 (b)          15,376
                                             ========                             ============================

(a) Adjustment to reflect the nine-month amortization of developed technology based on the allocation of the assumed purchase price in the September 30, 1998 pro forma balance sheet for NaviCyte, Inc.

(b) Adjustment to the average common shares outstanding for the elimination of NaviCyte's shares and the issuance of 1,428,000 shares of Trega Common Stock.

The above pro forma combined statement of operations does not include a $1.0 million in-process technology charge to be recorded by Trega in conjunction with the acquisition for the estimated fair value of the in-process technology of NaviCyte.



See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS



1. The unaudited pro forma combined condensed financial statements reflect the acquisition of NaviCyte, Inc. ("NaviCyte") by Trega Biosciences, Inc. ("Trega") for a purchase price of $7,642,260 in November 1998.

2. The unaudited pro forma combined condensed balance sheet combines Trega's September 30, 1998 unaudited balance sheet with NaviCyte's September 30, 1998 audited balance sheet.

3. The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 1998 combines Trega's unaudited statement of operations for the nine months ended September 30, 1998 with NaviCyte's unaudited statement of operations for the nine months ended September 30, 1998. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1997 combines Trega's audited statement of operations for the year ended December 31, 1997 with NaviCyte's audited statement of operations for the year ended September 30, 1998.

4. Upon consummation of the acquisition, Trega will acquire all of the common stock and all outstanding rights to acquire shares of common stock of NaviCyte in exchange for 1,428,244 shares of Trega common stock, the assumption by Trega of options to acquire up to 1,071,756 additional shares of Trega common stock at a weighted average exercise price of $.08 per share, the issuance of cash totaling $210,000 and advances of $350,000 in cash to NaviCyte by Trega. The purchase price is calculated to be $7,642,260 based on the fair market value of $2.51 per share of Trega common stock. The purchase price also includes estimated merger costs of $450,000 and assumed liabilities of $443,000. The purchase price (in thousands) was allocated as follows based upon a preliminary valuation of the tangible and intangible assets, including acquired in-process technology, by an independent appraiser, as well as management's best estimates:

          Current assets acquired                                   $   215
          Property and equipment                                         89
          Intangible and other assets                                    85
          In-process technology                                       1,000
          Developed technology                                        6,253
                                                                    -------
                                                                    $ 7,642
                                                                    =======

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (continued)



The unaudited pro forma combined condensed balance sheet includes the adjustments necessary as if the acquisition had occurred on September 30, 1998 and reflects the allocation of the purchase price, issuance of Trega common stock and elimination of NaviCyte's equity accounts. These adjustments are summarized as follows:

    (a) Elimination of existing NaviCyte common stock, net of par value related to the Trega common stock issued to NaviCyte

    (b)   Elimination of NaviCyte's accumulated deficit

    (c) Issuance of cash of $210,000 and Trega common stock (1,428,244 shares @ $.001). Adjustment to record the net assets of NaviCyte and excess purchase price to developed technology

    (d)   Write off of NaviCyte's in-process technology

    (e)   Accrue estimated acquisition costs to be incurred by Trega

    (f) Elimination of advances to NaviCyte by Trega. NaviCyte recorded the advances as deferred revenue and Trega recorded the advances as other assets.

    (g)   Elimination of NaviCytes deferred compensation

5. The allocation of the purchase price was applied to the historical balance sheet and historical statements of operations of Trega and NaviCyte to arrive at the unaudited pro forma combined condensed balance sheet and statements of operations. The developed technology is amortized over the estimated useful life of ten years.

                                  Exhibit Index


Exhibit
Number                               Description
-------                              -----------
23.1           Consent of Ernst & Young LLP, Independent Auditors.